Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-81733) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Stamps.com Inc.;
(2)
Registration Statement (Form S-8 No. 333-33648) pertaining to the 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, and IShip.com, Inc. Amended and Restated 1997 Stock Plan of Stamps.com Inc.;

(3)	Registration Statement (Form S-8 No. 333-42764) pertaining to the 1999 Stock Incentive Plan of Stamps.com Inc.; and
(4)	Registration Statement (Form S-8 No. 333-168360) pertaining to the Stamps.com Inc. 2010 Equity Incentive Plan.

of our reports dated March 15, 2011, with respect to the financial statements of Stamps.com Inc. and subsidiary and the effectiveness of internal control over financial reporting of Stamps.com Inc. and subsidiary, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Los Angeles, California
March 15, 2011